Exhibit 99.1

WEX Announces Plans to Acquire ExxonMobil’s European Commercial Fuel Card Program

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--November 8, 2013--WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, today announced that it plans to acquire the assets of ExxonMobil’s European commercial fuel card (“Esso Card”) program through a majority owned joint venture, WEX Europe Services Limited. The anticipated transaction is subject to completion of the employee information and consultation processes, and obtaining of competition authority approvals, as appropriate. Upon completion of the employee information and consultation process, WEX expects to enter into a definitive purchase and sale agreement related to the proposed acquisition with ExxonMobil. In addition, both parties plan to enter into a long term supply agreement to serve the current and future Esso Card customers and to grow the business.

“Today’s announcement represents a significant milestone for WEX, as building our on-the-ground presence in the European market has been a key element to our international expansion strategy. The addition of the Esso Card program to our offering will establish our presence in the European fuel card market. Once completed, we expect that it will allow WEX to leverage an existing infrastructure, creating a substantial and profitable European footprint to develop and grow our European fleet card business,” said Michael E. Dubyak, WEX chairman and chief executive officer.

Under the terms of the proposed transaction, WEX will purchase ExxonMobil’s commercial fleet fuel card program which includes operations, funding, pricing, and sales and marketing in nine countries in Europe.

In anticipation of an expected closing in late fourth quarter 2014 or first quarter 2015, WEX will make investments relating to the integration of operations and systems. It is anticipated that these investments will occur over a two year period, and are expected to impact 2014 earnings by ten to thirteen million dollars after taxes. Upon completion of the deal, WEX estimates this portfolio will contribute approximately $35 million in annual revenue.

Forward-Looking Statements
This news release contains forward-looking statements, including statements regarding: the anticipated acquisition of the ExxonMobil European commercial fuel card (“Esso Card”) program assets; the anticipated revenue and expense associated with the Esso Card program; the expected operational benefits of any such acquisition; and, the timing related to the closing of such acquisition. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this news release, the words "may," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns and the commercial activity of fleets; the effects of the Company’s business expansion and acquisition efforts; the Company’s failure to successfully integrate the businesses it has acquired; the failure of corporate investments to result in anticipated strategic value; the impact and range of credit losses; breaches of the Company’s technology systems and any resulting negative impact on our reputation, liability, or loss of relationships with customers or merchants; fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking regulations impacting the Company’s industrial bank and the Company as the corporate parent; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the Company’s outstanding bonds on its operations; financial loss if the Company determines it necessary to unwind its derivative instrument position prior to the expiration of a contract; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A. of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013 and the Company's subsequent periodic and current reports. The Company's forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this news release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Conference Call Details
In conjunction with this announcement, WEX will host a conference call today, November 8, at 9 a.m. (ET). The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the WEX website, http://www.wexinc.com. The live conference call also can be accessed by dialing (866) 334-7066 or (973) 935-8463. A replay of the webcast will be available on the Company's website.

About WEX Inc.
WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 7.6 million cardholders and offering exceptional payment security and control across a wide spectrum of business sectors. The Company’s operations include WEX Bank, Fleet One, Pacific Pride, rapid! PayCard, Wright Express Australia, Wright Express New Zealand and CorporatePay Limited, England, as well as a majority equity position in UNIK S.A., Brazil. WEX and its subsidiaries employ more than 1,400 associates. For more information about WEX, please visit www.wexinc.com.

CONTACT:
WEX Inc.
News media contact:
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor Relations contact:
Michael E. Thomas, 207-523-6743
Michael.Thomas@wexinc.com